EX-99.23(d)(19)

Amendment
to
Investment Sub-Advisory Agreement
between
Jackson National Asset Management, LLC
and
Mellon Capital Management Corporation

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Mellon Capital Management Corporation, a Delaware corporation and registered investment adviser (“Sub

Whereas, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of December 15, 2006, as amended (“Agreement”), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios of the JNL Investors Series Trust (“Trust”); and

Whereas, pursuant to the liquidation of certain funds from the Trust, the following investment portfolios need to be removed from the Agreement:

Jackson Perspective European 30 Fund
Jackson Perspective Pacific Rim 30 Fund

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A effective June 25, 2009, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B effective June 25, 2009, attached hereto.

3.	Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C effective June 25, 2009, attached hereto.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be effective as of the 25th day of June, 2009.

Jackson National Asset Management, LLC	Mellon Capital Management Corporation
By: /s Mark D. Nerud	By: /s/ Brenda J. Oakley
Name: Mark D. Nerud	Name: Brenda J. Oakley
Title: President	Title: EVP & Chief Administrative Officer

Schedule A
Effective June 25, 2009
(Funds)

Jackson Perspective 5 Fund
Jackson Perspective Index 5 Fund
Jackson Perspective Optimized 5 Fund
Jackson Perspective S&P 4 Fund
Jackson Perspective VIP Fund

Schedule B
Effective June 25, 2009
(Compensation)

Jackson Perspective 5 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 Million	0.09%
$50 Million to $100 Million	0.06%
$100 Million to $750 Million	0.03%
Amounts over $750 Million	0.015%

Jackson Perspective Index 5 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 Million	0.09%
$50 Million to $100 Million	0.06%
$100 Million to $750 Million	0.03%
Amounts over $750 Million	0.015%

Jackson Perspective Optimized 5 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 Million	0.09%
$50 Million to $100 Million	0.06%
$100 Million to $750 Million	0.03%
Amounts over $750 Million	0.015%

Jackson Perspective S&P 4 Fund
Average Daily Net Assets	Annual Rate

$0 to $50 Million	0.09%
$50 Million to $100 Million	0.06%
$100 Million to $750 Million	0.03%
Amounts over $750 Million	0.015%

Jackson Perspective VIP Fund
Average Daily Net Assets	Annual Rate

$0 to $50 Million	0.09%
$50 Million to $100 Million	0.06%
$100 Million to $750 Million	0.03%
Amounts over $750 Million	0.015%

Schedule C
Effective June 25, 2009
(Investment Objectives)

Jackson Perspective 5 Fund
The investment objective of the Jackson Perspective 5 Fund is total return through capital appreciation and dividend income.

Jackson Perspective Index 5 Fund
The investment objective of the Jackson Perspective Index 5 Fund is capital appreciation.

Jackson Perspective Optimized 5 Fund
The investment objective of the Jackson Perspective Optimized 5 Fund is total return.

Jackson Perspective S&P 4 Fund
The investment objective of the Jackson Perspective S&P 4 Fund is capital appreciation.

Jackson Perspective VIP Fund
The investment objective of the Jackson Perspective VIP Fund is total return.